Exhibit 99.1

Hilltop Holdings Inc. Q2 2016 Earnings Presentation July 28, 2016

Preface 2 200 Crescent Court, Suite 1330 Dallas, TX 75201 Phone: (214) 855-2177 Fax: (817) 887-1687 www.hilltop-holdings.com Please contact: Isabell Novakov Phone: (214) 252-4029 Email: inovakov@plainscapital.com Corporate Headquarters Additional Information FORWARD-LOOKING STATEMENTS This presentation and statements made by representatives of Hilltop Holdings Inc. (“Hilltop” or the “Company”) during the course of this presentation include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our business strategy, our financial condition, our efforts to make strategic acquisitions, the integration of the operations acquired in the SWS Merger, our revenue, our liquidity and sources of funding, market trends, operations and business, expectations concerning mortgage loan origination volume, expected losses on covered loans and related reimbursements from the Federal Deposit Insurance Corporation (“FDIC”), expected levels of refinancing as a percentage of total loan origination volume, projected losses on mortgage loans originated, anticipated changes in our revenues or earnings, the effects of government regulation applicable to our operations, the appropriateness of our allowance for loan losses and provision for loan losses, the collectability of loans and the outcome of litigation, our other plans, objectives, strategies, expectations and intentions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “might,” “plan,” “probable,” “projects,” “seeks,” “should,” “target,” “view” or “would” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (i) risks associated with merger and acquisition integration, including our ability to promptly and effectively integrate our businesses with those acquired in the SWS Merger and achieve the anticipated synergies and cost savings in connection therewith, as well as the diversion of management time on acquisition- and integration-related issues; (ii) our ability to estimate loan losses; (iii) changes in the default rate of our loans; (iv) changes in general economic, market and business conditions in areas or markets where we compete, including changes in the price of crude oil; (v) risks associated with concentration in real estate related loans; (vi) severe catastrophic events in Texas and other areas of the southern United States; (vii) changes in the interest rate environment; (viii) cost and availability of capital; (vix) effectiveness of our data security controls in the face of cyber attacks; (x) changes in state and federal laws, regulations or policies affecting one or more of the our business segments, including changes in regulatory fees, deposit insurance premiums, capital requirements and the Dodd-Frank Wall Street Reform and Consumer Protection Act; (xi) approval of new, or changes in, accounting policies and practices; (xii) changes in key management; (xiii) competition in our banking, broker-dealer, mortgage origination and insurance segments from other banks and financial institutions, as well as investment banking and financial advisory firms, mortgage bankers, asset-based non-bank lenders, government agencies and insurance companies; (xiv) our ability to obtain reimbursements for losses on acquired loans under loss-share agreements with the FDIC to the extent the FDIC determines that we did not adequately manage the covered loan portfolio; (xv) failure of our insurance segment reinsurers to pay obligations under reinsurance contracts; and (xvi) our ability to use excess cash in an effective manner, including the execution of successful acquisitions. For further discussion of such factors, see the risk factors described in the Hilltop Annual Report on Form 10-K for the year ended December 31, 2015 and other reports filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

3 Hilltop Holdings – Q2 2016 Highlights For the second quarter of 2016, net income to common stockholders was $31.1 million, or $0.32 per diluted share Provision for loan losses was $28.9 million for the second quarter of 2016, primarily driven by a non-recurring, full charge-off related to one large loan ($24.5 million outstanding principal balance) Second quarter 2016 adjusted net income1 was $33.1 million, or $0.34 per diluted share, when excluding the transaction and integration costs related to the SWS Merger In connection with the SWS Merger, during the second quarter of 2016, Hilltop incurred $2.3 million in pre-tax transaction and integration costs, consisting of $0.8 million in the broker-dealer segment and $1.5 million within corporate For the second quarter of 2015, net income to common stockholders was $29.6 million, or $0.30 per diluted share ROAA was 1.05% in Q2 2016, relative to 0.97% in Q2 2015 ROAE was 7.07% in Q2 2016, relative to 7.12% in Q2 2015 Hilltop’s four operating segments reported $58.5 million in pre-tax income during Q2 2016 PlainsCapital Bank contributed $21.6 million of pre-tax income PrimeLending contributed $28.1 million of pre-tax income HilltopSecurities contributed $18.3 million of pre-tax income National Lloyds Corporation recorded a $9.6 million pre-tax loss Hilltop common equity increased to $1.8 billion at June 30, 2016, up $33.9 million from March 31, 2016 Hilltop remains well-capitalized with a 13.18% Tier 1 Leverage Ratio2 and a 17.69% Total Risk Based Capital Ratio Hilltop’s Q2 2016 results demonstrate the operating leverage of our platform and strong fundamental trends in each of the companies, particularly with the exceptional performance of our mortgage related businesses Notes: (1) See appendix for reconciliation of reported net income to adjusted net income as presented. (2) Based on the end of period Tier 1 capital divided by total average assets during the respective quarter, excluding goodwill and intangible assets.

4 Hilltop Holdings – Financial Summary Selected Items Q2 2015 Q1 2016 Q2 2016 Net Income to Common ($000) 29,622 27,567 31,074 EPS - Diluted ($) 0.30 0.28 0.32 Book Value Per Share ($) 16.82 17.84 18.20 NIM 3.72% 3.67% 3.77% NIM (taxable equivalent) 1 3.75% 3.70% 3.80% Assets ($000) 12,478,339 11,731,928 13,077,902 Loans HFI, Gross ($000) 5,451,202 5,713,451 5,795,974 Deposits ($000) 6,796,437 6,984,175 7,126,813 Hilltop Common Equity ($000) 1,674,145 1,758,648 1,792,527 Non-Covered NPLs/Total Non-Covered Loans 0.48% 0.40% 0.33% Non-Covered NPAs/Total Assets 0.25% 0.24% 0.20% Tier 1 Leverage Ratio2 11.87% 13.35% 13.18% Total Risk Based Capital Ratio 19.29% 18.60% 17.69% Notes: (1) See appendix for reconciliation of NIM to taxable equivalent NIM as presented. (2) Based on the end of period Tier 1 capital divided by total average assets during the quarter, excluding goodwill and intangible assets.

Hilltop Holdings – Net Interest Income & Margin

- Reported taxable equivalent NIM increased by 10 bps in Q2 2016 to 3.80% compared with 3.70% in Q1 2016
  - Higher loan yields and balances, coupled with lower rates on borrowings, drove the improvement
  - Cost of interest bearing deposits was flat relative to Q1 2016
- For Q2 2016, the NIM and tax equivalent NIM for Hilltop was 72 bps greater due to purchase accounting, driven mainly by:
  - Accretion of discount on loans of $17.3 million
  - Amortization of premium on acquired securities of $0.9 million
- Hilltop NIM and taxable equivalent NIM was reduced by broker-dealer's securities lending business, with stated NIM and taxable equivalent NIM impacted by 65 basis points in Q2 2016
- Bank taxable equivalent NIM for Q2 2016 improved to 4.87% (3.83% before PAA) from 4.73% (3.70% before PAA) in Q1 2016

Annualized Yields and Rates (%)	Q2 2015	Q1 2016	Q2 2016
Interest Earning Assets			
Loans, Gross	5.88	5.41	5.56
Investment Securities, Taxable	2.29	2.44	2.53
Investment Securities, Non-Taxable	3.91	3.56	2.98
Fed Funds Sold and Securities to Resell	0.06	0.08	0.10
Interest Earning Deposits	0.23	0.45	0.50
Other	1.83	2.00	1.54
Total Int. Earning Assets	**4.27**	**4.24**	**4.27**
Interest Bearing Liabilities			
Interest Bearing Deposits	0.33	0.34	0.34
Notes Payable and Borrowings	1.32	1.72	1.44
Total Int. Bearing Liabilities	**0.74**	**0.81**	**0.73**
Net Interest Margin	**3.72**	**3.67**	**3.77**
Net Interest Margin (Stated Taxable Equivalent)	**3.75**	**3.70**	**3.80**
Net Interest Margin (Stated Taxable Equivalent Pre-PAA)	**2.79**	**2.96**	**3.08**

Note: See appendix for reconciliation of NIM to taxable equivalent NIM, as well as taxable equivalent NIM to Pre-PAA taxable equivalent NIM, as presented.

5 HilltopHoldings

Hilltop Holdings – Noninterest Income Noninterest income for Q2 2016 was $346.0 million, up 14.8% versus Q2 2015 Net gains from the sale of loans, other mortgage production income, and mortgage loan origination fees increased $24.7 million, or 14.7%, from Q2 2015 to $192.8 million in Q2 2016, representing 56% of noninterest income for the quarter Investment advisory fees & commissions decreased $1.1 million, or 1.5%, from Q2 2015 to $69.8 million in Q2 2016, representing 20% of noninterest income for the quarter Net insurance premiums earned were $38.7 million in Q2 2016, representing 11% of noninterest income for the quarter Other noninterest income increased $22.6 million, or 102.4%, from Q2 2015 to $44.7 million in Q2 2016, representing 13% of noninterest income for the quarter 6 Note: Other for Q2 2016 includes net realized losses on securities. 168.1 192.8 40.3 38.7 70.9 69.8 22.1 44.7 $301.4 $346.0 $0.0 $50.0 $100.0 $150.0 $200.0 $250.0 $300.0 $350.0 $400.0 Q2 2015 Q2 2016 Noninterest Income ($M) Other Investment Advisory Fees & Commissions Net Insurance Premiums Earned Net Gains on Sale of Loans, Mortgage Origination Fees, Other Mortgage Production Income

Hilltop Holdings – Noninterest Expense

- Noninterest expense was $367.4 million in Q2 2016, up 4.0% from Q2 2015
- Compensation was $217.3 million in Q2 2016 (compared to $200.3 million in Q2 2015), representing 59% of noninterest expense for the quarter
  - During Q2 2016 we incurred $0.4 million in employee comp. expenses (severance/retention) related to the SWS Merger, compared to $2.9 million in Q2 2015
- Loss and LAE and policy acquisition and other underwriting expense were $48.5 million in Q2 2016, representing 13% of noninterest expense for the quarter
- Occupancy and equipment expense decreased $3.9 million, or 12.7%, from Q2 2015 to $26.9 million in Q2 2016, representing 7% of noninterest expense for the quarter
- Other expenses increased $5.4 million, or 7.7%, from Q2 2015 to $74.6 million in Q2 2016
  - During Q2 2016 we incurred $1.9 million in transaction and integration related costs (excluding employee compensation related costs) due to the SWS Merger, compared to $1.5 million in Q2 2015


Noninterest Expense ($M)
$400.0
$350.0
$300.0
$250.0
$200.0
$150.0
$100.0
$50.0
$0.0
$353.3
69.2
30.8
53.0
200.3
$367.4
74.6
26.9
48.5
217.3
Q2 2015
Q2 2016
Other
Occupancy and Equipment
Loss, LAE, Policy Acquisition and Other Underwriting Expense
Compensation and Benefits

7
HilltopHoldings

Hilltop Holdings – Balance Sheet

- Total assets grew 11.5% in Q2 2016, driven by growth in loans HFS, loans HFI and broker-dealer & clearing receivables
- Loans HFS increased $206.1 million, or 15.3%, from Q1 2016 to $1.6 billion at Q2 2016
- Gross non-covered loans HFI (including broker-dealer margin loans) increased $106.4 million, or 2.0%, from Q1 2016 to $5.5 billion at Q2 2016
- Broker-dealer & clearing receivables increased $886.9 million, or 64.7%, from Q1 2016 to $2.3 billion
- Securities declined $167.6 million, or 12.5%, from Q1 2016 to $1.2 billion
- Gross loans HFI (covered and non-covered) to deposits was relatively flat at 81.3% at Q2 2016, compared to 81.8% at Q1 2016
- Total deposits increased $142.6 million, or 2.0%, from Q1 2016 to $7.1 billion at Q2 2016
- Short term borrowings increased $179.9 million, or 21.6%, from Q1 2016 to Q2 2016
- Common equity increased $33.9 million, or 1.9%, from Q1 2016 to $1.8 billion at Q2 2016 due primarily to earnings

($000s)	Q2 2015	Q1 2016	Q2 2016
Assets			
Cash & Federal Funds	605,857	527,509	613,661
Securities	1,341,852	1,345,231	1,177,645
Loans Held for Sale	1,397,617	1,344,333	1,550,475
Non-Covered Loans HFI, Gross	4,956,969	5,366,065	5,472,446
Allowance for Non-Covered Loan Losses	(40,484)	(48,450)	(51,013)
Non-Covered Loans HFI, Net	4,916,485	5,317,615	5,421,433
Covered Loans, Net of Allowance	493,299	346,169	322,073
Covered OREO	125,510	78,890	67,634
Broker-Dealer & Clearing Receivables	2,070,598	1,370,622	2,257,480
FDIC Indemnification Asset	102,381	80,522	74,460
Goodwill & Other Intangibles	313,335	304,082	301,498
Other Assets	1,111,405	1,016,955	1,291,543
Total Assets	**12,478,339**	**11,731,928**	**13,077,902**
Liabilities and Stockholders' Equity			
Non-Int. Bearing Deposits	2,135,988	2,233,608	2,280,108
Int. Bearing Deposits	4,660,449	4,750,567	4,846,705
Total Deposits	6,796,437	6,984,175	7,126,813
Broker-Dealer & Clearing Payables	2,048,585	1,284,016	2,111,994
Short Term Borrowings	1,100,025	832,921	1,012,862
Notes Payable	245,420	232,190	319,636
Junior Subordinated Debentures	67,012	67,012	67,012
Other Liabilities	545,596	571,603	643,139
Total Liabilities	**10,803,075**	**9,971,917**	**11,281,456**
Common Equity	1,674,145	1,758,648	1,792,527
Total Hilltop Equity	**1,674,145**	**1,758,648**	**1,792,527**
Minority Interest	1,119	1,363	3,919
Total Liabilities & Equity	**12,478,339**	**11,731,928**	**13,077,902**

8

9 Company Operational Updates PlainsCapital Bank Q2 2016 ROAA of 0.66% driven by an elevated provision (substantially due to 1 large loan) that more than offset an improved taxable equivalent net interest margin of 4.87% (3.83% Pre-PAA)1 and improved expense efficiency Irregularities were discovered in a single loan that is currently in default and the Bank recorded a full charge off of the entire $24.5 million outstanding principal balance of the loan – the Bank is pursuing legal remedies to recover losses arising from this isolated incident Outside of this isolated issue, loan quality is sound as non-covered NPLs declined $3.7 million in the quarter to $23.4 million (0.33% of total non-covered loans) Energy exposure declined to 4.2% (down $9.9 million) of total loans and classified and criticized energy loans declined $9.8 million to $41.5 million at Q2 2016 4.7% reserve on energy portfolio, although only 12.9% of energy loans (relative to 16.4% at Q1 2016) are classified, and the Bank continues to have no shared national credits in the portfolio Quarterly non-covered HFI loan growth2 of 1.3% (5.5% annualized) for Q2 2016; favorable loan pipeline with $1.8 billion in total unused commitments and continue to hire new loan officers Non-interest bearing deposits are 32.0% of total deposits at Q2 2016 Operated 63 branches at 6/30/16; completed sale of Woodlands branch PrimeLending PrimeLending had a strong quarter driven by increased loan volume of $4.2 billion, up 8% from Q2 2015 Purchase volume of 79% in Q2 2016, relative to industry purchase volume of 54% in Q2 2016 Net gain on sale margin improved relative to both Q1 2016 and Q2 2015, as strategically increased loan pricing margin in select markets Overall market share of 0.81% in Q2 2016 – although low rates have fueled industry volume growth through refinancings, PrimeLending has continued to improve its purchase business (purchase market share up 8 bps to 1.19%) Continues to receive industry recognition – PrimeLending was recently assessed as an Above Average originator of prime jumbo residential mortgage loans by Moody’s, as well as ranked #2 on Fortune’s Best Workplaces in Finance and Insurance Note: Mortgage market share per Mortgage Bankers Association as of July 14, 2016. (1) See appendix for reconciliation of taxable equivalent NIM to Pre-PAA taxable equivalent NIM as presented. (2) Non-covered HFI loan growth excludes impact of broker-dealer margin loans.

10 Company Operational Updates (Continued) HilltopSecurities After adjusting for transaction and integration costs ($0.8 million), HilltopSecurities made $19.1 million of pre-tax income during Q2 20161 Pre-tax margin (including pre-tax integration related costs) has steadily improved over the last five quarters – (2.2%), 1.6%, 3.7%, 4.3% and 16.6% in Q2 2015, Q3 2015, Q4 2015, Q1 2016 and Q2 2016, respectively Improved capital markets and clearing results and continued strength in the TBA and Public Finance business lines drove the 25.0% increase in net revenue in Q2 2016 compared to Q2 2015 Compensation to net revenue ratio of 58.0% in Q2 2016 compared to 72.8% in Q2 2015, driven by a reduction in fixed compensation, increased net revenue and shifts in the net revenue mix National Lloyds Corporation Seasonal spring storms in April and May continued to mirror late first quarter activity, but an earlier than anticipated end to spring storms (after an earlier start) allowed for a strong finish in June that resulted in a Loss and LAE ratio of 96.1% in Q2 2016 compared to 102.3% in Q2 2015 Q2 is seasonally the toughest weather in Texas, but the Loss and LAE ratio of 96.1% is below NLC’s Q2 average over the previous three years The expense ratio of 33.9% remained relatively flat to Q2 2015’s expense ratio of 33.5%, which is a result of continued process improvements and a reduction in variable expenses Direct premiums written declined year-over-year to $42.7 million in Q2 2016 compared to $46.6 million in Q2 2015 due to the continued effects of management’s past initiatives to lower geographic concentrations and risk, offset by moderate increases in rate Note: (1) See Appendix for reconciliation of reported pre-tax income to adjusted pre-tax income.

PlainsCapital Bank – Q2 2016 Highlights

- Pre-tax income decreased to $21.6 million in Q2 2016 versus $45.3 million in Q2 2015, largely due to $24.5 million full charge off of a single large loan
- Increase in net interest income was driven by non-covered loan growth and improving NIM (pre-PAA)
- Noninterest income decreased compared to Q2 2015 driven by year over year declines in exchange fees and OREO income
- Noninterest expense decreased compared to Q2 2015 due to reduced occupancy expense (from divesting of branches), professional fees and repossession and foreclosure expenses
- PrimeLending funds originations through a $1.5 billion warehouse line from PlainsCapital Bank; $1.4 billion was drawn at June 30, 2016
- Tier 1 Leverage Ratio[1] increased to 12.72% from 12.70% at Q1 2016

Reported Summary Results ($000)	Q2 2015	Q2 2016
Net Interest Income	90,881	92,029
Provision for Loan Losses	304	28,613
Noninterest Income	15,049	13,346
Noninterest Expense	60,328	55,132
Income Before Taxes	**45,298**	**21,630**

Key Highlights	Q2 2015	Q2 2016
ROAA (%)	1.41	0.66
NIM (%)	5.00	4.85
Taxable Equivalent NIM (%)[2]	5.02	4.87
Efficiency (%)	57.0	52.3
Fee Income (%)	14.2	12.7
Assets ($B)	$8.5	$9.0

HTH Consolidated Loans HFI by Type



Broker-dealer 9%
Consumer 1%
C&I 28%
C&D 12%
Real Estate 50%

Total Loans[3]: $5.8 billion

HTH Consolidated Deposit Mix by Type



Time 20%
Non Int. Bearing Demand 32%
Savings 5%
Demand 5%
Money Market 22%
NOW 16%

Total Deposits[3]: $7.1 billion

Notes: (1) Based on the end of period Tier 1 capital divided by total average assets during the respective quarter, excluding goodwill and intangible assets.
(2) See appendix for reconciliation of NIM to taxable equivalent NIM as presented.
(3) Loans and deposits by type represents consolidated balances at Hilltop and, therefore, eliminate intercompany balances. Broker-dealer loans represent margin loans to customers and correspondents (held at the broker-dealer).

11

Hilltop Holdings

PlainsCapital Bank – Energy Exposure

Energy Portfolio Breakdown	Q3 2015	Q4 2015	Q1 2016	Q2 2016
Exploration and Production	**20%**	**19%**	**13%**	**10%**
Field Services	15%	21%	22%	22%
Pipeline Construction	25%	23%	15%	15%
Services	**40%**	**44%**	**37%**	**37%**
Distribution	25%	25%	37%	38%
Transportation	7%	7%	7%	9%
Midstream	**32%**	**32%**	**44%**	**47%**
Wholesalers	2%	2%	1%	1%
Equipment Rentals	5%	1%	0%	0%
Equipment Wholesalers	1%	2%	5%	5%
Other	**8%**	**5%**	**6%**	**6%**
Total	**100%**	**100%**	**100%**	**100%**

Select Energy Statistics	Q3 2015	Q4 2015	Q1 2016	Q2 2016
Outstanding Energy Balance ($M)	194.9	179.8	233.5	223.6
Energy Unfunded Commitments ($M)	110.0	108.7	102.9	88.5
Energy Loans / Total Loans[1] (%)	4.0	3.6	4.5	4.2
Criticized Energy Loans ($M)	0.0	3.4	13.0	12.7
Performing Classified Energy Loans ($M)	27.0	25.7	33.4	22.1
Non-Performing Classified Energy Loans ($M)	2.8	3.6	4.9	6.7
Classified and Criticized Energy Loans ($M)	**29.8**	**32.7**	**51.3**	**41.5**
Unimpaired Energy Reserves ($M)	6.5	7.3	9.2	9.8
Energy Reserves / Energy Loans (%)	3.4	4.4	4.3	4.7
Energy NCOs ($M)	1.1	1.2	0.2	0.4

Note: (1) Total loans equal to HTH consolidated gross covered and non-covered loans HFI less margin loans held at the broker-dealer.

- No energy SNC's in PCB loan portfolio
- Continue to have relatively small balance of loans in Houston and surrounding region, though prudently growing
- Unfunded energy commitments are subject to borrowing bases and credit review before draw-downs
- Increase in energy portfolio in Q1 2016 driven primarily by one large, new RLOC to an existing customer of the bank
  - The loan is secured by cash and AAA rated short term bonds of the borrower held in the bank

12

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13 PlainsCapital Bank – Credit Quality and Capital Ratios Credit Quality Bank Capital Ratios Note: Non-Covered NPAs/Total Assets shown as a percentage of total Hilltop consolidated assets. 12.17% 12.77% 13.22% 12.70% 12.72% 16.46% 17.36% 16.25% 15.12% 14.77% 17.17% 18.13% 16.99% 15.87% 15.51% 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% 16.00% 18.00% 20.00% Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Tier 1 Leverage Ratio Tier 1 RBC Ratio Total RBC Ratio $31.2 $30.0 $25.4 $27.7 $26.0 0.25% 0.24% 0.21% 0.24% 0.20% 0.00% 0.05% 0.10% 0.15% 0.20% 0.25% 0.30% $0.0 $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Non - Covered NPAs / Total Assets (%) Non - Covered NPAs ($M) Non-Covered NPAs Non-Covered NPAs / HTH Total Assets (%)

PlainsCapital Bank – Loan Portfolio by Classification 14 Note: PCI stands for Purchased Credit Impaired loans. Loan classification mix represents consolidated balances at Hilltop and, therefore, eliminate intercompany loans. Broker-dealer loans represent margin loans to customers and correspondents (held at the broker-dealer). Amounts above equal carrying value, after deductions for discount. Covered PCI Loans Covered Non-PCI Loans Non-Covered PCI Loans Non-Covered Non-PCI Loans Q2 2016 Total: $61.4 million Q2 2016 Total: $5,411.0 million Q2 2016 Total: $184.6 million Q2 2016 Total: $139.0 million C&I 3% Real Estate 91% C&D 6% C&I 1% Real Estate 95% C&D 3% C&I 20% Real Estate 73% C&D 6% Consumer 1% C&I 30% Real Estate 47% C&D 13% Consumer 1% Broker - dealer 9%

PlainsCapital Bank – PCI Loans at June 30, 2016

- Purchased Credit Impaired ("PCI") loans are loans with evidence of credit quality deterioration, for which it is probable that not all contractually required payments will be collected
- PCI loans include covered and non-covered loans
- PCI loans had a total discount of $179.2 million
  - $161.2 million of the discount was related to covered loans
- Weighted average expected loss on PCI loans associated with each of the PlainsCapital Merger, FNB Transaction, and SWS Merger was 32%, 18%, and 15%, respectively
  - This compares to March 31, 2016 weighted average expected loss on PCI loans associated with each of the PlainsCapital Merger, FNB Transaction, and SWS Merger was 31%, 19%, and 15%, respectively

($000)	Covered PCI	Non-Covered PCI	Total PCI
Outstanding Balance	345,715	79,434	425,149
(Discount)	(161,151)	(18,034)	(179,185)
Carrying Amount	184,564	61,400	245,964
Allowance for Loan Loss	1,410	3,322	4,732
Total PCI Loans, Net of Allowance	**183,154**	**58,078**	**241,232**
Carrying Amount (Net of Allowance) / Outstanding Balance	**53.0%**	**73.1%**	**56.7%**

Note: Outstanding balance represents unpaid principal balance net of charge-offs and interest applied to principal.

15

HilltopHoldings

PlainsCapital Bank – Non-PCI Loans at June 30, 2016 16 ($000) Covered Non-PCI Non-Covered Non-PCI Total Non-PCI Outstanding Balance 148,979 5,429,858 5,578,837 (Discount) (10,015) (18,812) (28,827) Carrying Amount 138,964 5,411,046 5,550,010 Allowance for Loan Loss 45 47,691 47,736 Total Non-PCI Loans, Net of Allowance 138,919 5,363,355 5,502,274 Carrying Amount (Net of Allowance) / Outstanding Balance 93.2% 98.8% 98.6% Note: Outstanding balance represents unpaid principal balance net of charge-offs and interest applied to principal. Balances reflect consolidated balances at Hilltop, therefore non-covered non-PCI loans also include margin loans held at the broker-dealer. Non-PCI loans include newly originated loans, acquired loans without credit impairment at acquisition, and acquired loans that have renewed Non-PCI loans include covered loans and non-covered loans Portfolio on balance sheet at 98.6% unpaid principal balance with a total discount of $28.8 million $18.8 million discount was related to non-covered loans, while covered loans had a $10.0 million discount

17 PrimeLending – Q2 2016 Highlights Pre-tax income increased to $28.1 million in Q2 2016 versus $21.1 million in Q2 2015 Origination volume of $4.2 billion in Q2 2016 was $316.7 million greater than Q2 2015 due to growth in purchase business Purchase volume (as % of total volume) increased to 78.6% in Q2 2016 from 76.0% in Q2 2015 Refinance volume decreased $31.2 million, or 3.4%, from Q2 2015 to $889.1 million in Q2 2016 Noninterest income increased $24.7 million, or 14.7%, from Q2 2015 to $192.9 million in Q2 2016 due to the higher sales volume and higher revenue margin (both gain on sale margin and avg. origination fees) Noninterest expense increased $17.7 million, or 12.2%, from Q2 2015 to $162.5 million in Q2 2016 due primarily to increased salaries and benefits, branch locations and technology initiatives Increased expenses reflect realization of investments made to address growth in volume and implementation of TRID PrimeLending retained servicing on approximately 25% of loans sold in Q2 2016 Reported Summary Results ($000) Q2 2015 Q2 2016 Net Interest Income (Expense) (2,277) (2,299) Provision for Loan Losses - - Noninterest Income 168,228 192,881 Noninterest Expense 144,819 162,488 Income Before Taxes 21,132 28,094 Key Highlights Q2 2015 Q2 2016 Origination Volume ($M) $3,834 $4,150 Origination Volume – Units (in thousands) 17,010 18,167 Origination Volume - % Purchase 76.0% 78.6% Origination Volume - % Conventional 63.2% 62.5% Sales Volume ($M) $3,636 $3,964 Servicing Asset ($M)1 $45.0 $33.5 Mortgage Loans Serviced For Others ($B) 1 $4.1 $4.8 Note: (1) Excludes mortgage servicing rights assets related to loans serviced for the banking segment. Mortgage Origination Volume ($M) 2,913 3,261 920 889 $3,834 $4,150 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 $4,500 Q2 2015 Q2 2016 Thousands Home Purchases Refinancings

HilltopSecurities – Q2 2016 Highlights

- Pre-tax income of $18.3 million in Q2 2016 versus pre-tax loss of $1.9 million in Q2 2015
  - Q2 2016 results include pre-tax integration related costs of $0.8 million directly attributable to the acquisition of SWS
  - After adjusting for the pre-tax integration related costs, Q2 2016 pre-tax income was $19.1 million[1]
- Net revenue increased 25.0% to $110.3 million in Q2 2016 compared to the same quarter a year ago
  - Primarily due to a $23.1 million increase in income earned from derivative and trading portfolio activities
- Noninterest expense increased $1.4 million, or 1.6%, from Q2 2015 to $91.8 million in Q2 2016
  - Compensation ratio of 58.0% in Q2 2016 compared to 72.8% in Q2 2015, partially due to execution of integration initiatives as well as increased revenue
- The broker-dealer segment provided the banking segment with $850 million of core deposits at 6/30/2016, representing 38% of total available FDIC insured balances

Reported Summary Results ($000)	Q2 2015	Q2 2016
Net Interest Income	8,023	7,440
Provision for Loan Losses	(146)	263
Noninterest Income	80,248	102,900
Noninterest Expense	90,348	91,780
Income (Loss) Before Taxes	**(1,931)**	**18,297**

Key Highlights	Q2 2015	Q2 2016
Compensation/Net Revenue (%)	72.8	58.0
FDIC Insured Balances at PCB ($M)	$675	$850
Other FDIC Insured Balances ($M)	$1,080	$1,408
Public Finance Issues (#)	487	516
Public Finance Aggregate Amount of Offerings ($M)	$18,684	$19,046
Capital Markets Volume ($M)	$18,777	$23,782
Lock Production/TBA Volume ($M)	$1,041	$1,809

Note:
(1) See Appendix for reconciliation of reported pre-tax income to adjusted pre-tax income.

18
HilltopHoldings

19 National Lloyds Corporation – Q2 2016 Highlights Reported Summary Results ($000) Q2 2015 Q2 2016 Net Interest Income 699 758 Provision for Loan Losses - - Noninterest Income 42,837 41,392 Noninterest Expense 56,061 51,717 Loss Before Taxes (12,525) (9,567) Combined Ratio Q2 2016 Direct Premiums Written Key Highlights ($000) Q2 2015 Q2 2016 Direct Premiums Written 46,564 42,675 Net Premium Earned 40,318 38,721 Pre-tax loss of $9.6 million in Q2 2016 relative to pretax loss of $12.5 million in Q2 2015 Seasonally normal severe weather in Texas during the first half of 2016, though claim counts reflected an earlier start and end to anticipated storms that helped drive Q2 2016 improvement in loss ratio versus prior year Reinsurance structure limited the retention of claims losses from sub-catastrophic weather experienced through June 30, 2016 given acceleration of weather-related losses into Q1 2016 Direct premiums written declined relative to Q2 2015 due to continued effects of efforts to reduce concentrations, agent management initiatives and competitive pressures 102.3% 96.1% 33.5% 33.9% 135.8% 130.0% 0.0% 25.0% 50.0% 75.0% 100.0% 125.0% 150.0% Q2 2015 Q2 2016 Loss & LAE Ratio Underwriting Expense Ratio Homeowners , 43% Fire , 31% Mobile Home , 25% Commercial , 2%

Questions? 20

Appendix 21

22 Hilltop Non-GAAP to GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures Q2 2016 Reconciliation of Non-GAAP Segment Adjusted Income Before Income Taxes ($M) Broker-Dealer GAAP Income Before Income Taxes 18.3 Add: Transaction and Integration Costs (pre-tax)1 0.8 Non-GAAP Segment Adjusted Income Before Income Taxes 19.1 Note: (1) Includes various transaction and integration costs associated with the SWS Merger, which closed January 1, 2015. Hilltop presents one measure on page four, ten, eleven and eighteen and two measures on pages three and five of this presentation that are not measures of financial performance recognized by generally accepted accounting principles in the United States (“GAAP”). These measures are important to investors interested in changes from period to period in income before taxes, net income, net income per diluted share and net interest margin. For companies, such as Hilltop, business combinations can result in purchase accounting adjustments (“PAA”) and the recording of significant amounts of expenses related to those transactions. You should not view this disclosure as a substitute for results determined in accordance with GAAP, and this disclosure is not necessarily comparable to that of other companies that use non-GAAP measures. The following tables reconciles these Hilltop non-GAAP financial measures to the most comparable GAAP financial measures, “segment income before income taxes”, “net income to common shareholders“, “net income per diluted share” and “net interest margin”. Q2 2016 Reconciliation of Non-GAAP Adjusted Net Income ($M) Diluted EPS ($) GAAP Net Income to HTH Common Shareholders 31.1 0.32 Add: Transaction and Integration Costs1 2.3 0.02 Less: Tax Impact of Transaction and Integration Costs (0.3) (0.00) Non-GAAP Adjusted Net Income 33.1 0.34

23 Hilltop Non-GAAP to GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures (Continued) Hilltop Consolidated Reconciliation of Non-GAAP Taxable Equivalent NIM (%) Q2 2015 Q1 2016 Q2 2016 NIM 3.72 3.67 3.77 Add: Taxable Equivalent Adjustment1 0.03 0.03 0.03 Non-GAAP Taxable Equivalent NIM 3.75 3.70 3.80 Bank Reconciliation of Non-GAAP Pre-PAA Taxable Equivalent NIM (%) Q2 2015 Q1 2016 Q2 2016 Non-GAAP Taxable Equivalent NIM 3.75 3.70 3.80 Less: Purchase Accounting Adjustment (0.96) (0.74) (0.72) Non-GAAP Pre-PAA Taxable Equivalent NIM 2.79 2.96 3.08 Reconciliation of Non-GAAP Pre-PAA Taxable Equivalent NIM (%) Q2 2015 Q1 2016 Q2 2016 Non-GAAP Taxable Equivalent NIM 5.02 4.73 4.87 Less: Purchase Accounting Adjustment (1.45) (1.03) (1.04) Non-GAAP Pre-PAA Taxable Equivalent NIM 3.57 3.70 3.83 Reconciliation of Non-GAAP Taxable Equivalent NIM (%) Q2 2015 Q1 2016 Q2 2016 NIM 5.00 4.70 4.85 Add: Taxable Equivalent Adjustment1 0.02 0.03 0.02 Non-GAAP Taxable Equivalent NIM 5.02 4.73 4.87 Note: (1) Annualized taxable equivalent adjustments are based on a 35% federal income tax rate.